EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements:

1.	Registration Statement (Form S-8 No. 33-69668) pertaining to the 1993 Employee Stock Purchase Plan and 1993 Long-Term Stock Incentive Plan,
2.	Registration Statement (Form S-8 No. 33-95052) pertaining to the 1993 Long-Term Stock Incentive Plan of Electroglas, Inc.,
3.

Registration Statement (Form S-8 No. 333-35023) pertaining to the 1997 Stock Incentive Plan and Stock Options Granted Pursuant to Agreement between Electroglas, Inc. and Certain Employees of Knights Technology, Inc.,

4.

Registration Statement (Form S-8 No. 333-28327) pertaining to the Knights Technology Inc., 1987 Stock Option Plan and Employment Agreements with each of Tom Sherby, Ken Huang, Mary Korn and Ankush Oberai,

5.	Registration Statement (Form S-8 No. 333-49303) pertaining to Options Granted Pursuant to Agreements made between Electroglas, Inc. and Certain Employees of Techne Systems, Inc.,
6.	Registration Statement (Form S-8 No. 333-62139) pertaining to the 1997 Stock Incentive Plan and the 1998 Employee Stock Purchase Plan,
7.	Registration Statement (Form S-8 No. 333-82209) pertaining to the 1997 Stock Incentive Plan,
8.	Registration Statement (Form S-8 No. 333-38842) pertaining to the 1997 Stock Incentive Plan,
9.	Registration Statement (Form S-8 No. 333-67708) pertaining to the Amended and Restated 1997 Stock Incentive Plan,
10.	Registration Statement (Form S-8 No. 333-67712) pertaining to the 2001 Non-Officer Employee Stock Incentive Plan,
11.	Registration Statement (Form S-8 No. 333-96827) pertaining to the 2002 Employee Stock Purchase Plan,
12.	Registration Statement (Form S-8 No. 333-103160) pertaining to the 2001 Non-Officer Employee Stock Incentive Plan, as amended, and
13.	Registration Statement (Form S-3 No. 333-134587) pertaining to the issuance of common stock, preferred stock, debt securities and/or warrants;

of our report dated March 3, 2005 with respect to the consolidated statements of operations, stockholders’ equity and cash flows of Electroglas, Inc., for each of the two years in the period ending December 31, 2004 included in this Annual Report (Form 10-K), for the year ended May 31, 2006.

/s/ ERNST & YOUNG LLP

San Jose, California
August 25, 2006